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                                                                     Exhibit A-7

                            ARTICLES OF INCORPORATION

                            AS AMENDED APRIL 20, 1967

1.   The name of this corporation shall be Indianapolis Water Company

2. The purpose or purposes for which it is reorganized are as follows: To furnish, supply, transmit, transport, and distribute water, governmental corporations, bodies or agencies in the City of Indianapolis, Indiana, and in the vicinity thereof; and to acquire, construct, maintain, operate, and renew all works, pipe lines, dams, structures and to obtain and use all franchises, easements, water, water rights, water power, rights-of-way, sources of water supply, rights and privileges required or useful in the performance of its business.

     To operate a water utility in the City of Indianapolis and in the vicinity thereof and to furnish and sell water to the city and citizens of Indianapolis, the state public institutions, firms and individuals, and all desiring the same in said city and the vicinity thereof for whatever purposes.

     To purchase, lease, erect, or otherwise acquire (including the acquisition of real estate and any interests therein by condemnation or appropriation under and pursuant to the existing laws of the State of Indiana and any subsequent extensions or modifications thereof), exchange, sell, let, or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, (including, but without limiting the generality of the foregoing, lands, plants, buildings, warehouses, stations, and other places and structures and all rights, sources of water supply, water rights, water, water power, and privileges) useful in connection with the business of the corporation.

     To apply for, register, obtain, purchase, lease, or otherwise acquire any and all patents, patent rights, copyrights, licenses, privileges, inventions, improvements and processes relating to or useful in connection with the business of the corporation; and to use, exercise, develop, grant licenses in respect of, sell, traffic in and exchange the same.

     To acquire the rights, property, and all assets, including going value, and to assume the liabilities, or any person, firm, association or corporation engaged in the same or a similar business, and to pay for the same in cash, stocks or bonds of this corporation or otherwise, and to purchase, acquire, hold, own, invest in, assign, pledge or otherwise dispose of or deal in the stock, voting trust certificates for stock, bonds and other securities and obligations of or other interests whatsoever in or in respect of any corporation or association, domestic or foreign, and issue in exchange therefore its stock, bonds, or other property and obligations, and while the owner of any such stocks, bonds or other obligations, to possess and to exercise in respect

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thereof all the rights, powers and privileges of individual owners or holders thereof and to exercise any and all voting powers thereon.

     To borrow money for the purposes of the corporation and to issue bonds, notes, debentures and other obligations and to secure the same by pledge or mortgage of the whole or any part of the property or assets of the corporation, either real or personal, and to issue bonds, notes, debentures and other obligations without any such security, and to sell or pledge such bonds, notes, debentures or other obligations, whether with or without such security is for proper corporate purposes.

     To carry out all or any part of the aforesaid purposes and objects, and to conduct any phase of its business, at one or more places in the State of Indiana, and, insofar as may be permitted by law, in all other states, territories, districts, colonies and dependencies of the United States of America and in all foreign countries.

     The purposes specified in the foregoing clauses of this Article shall not be limited or restricted by reference to or inference from the terms of any clause of this or any other Article herein, and the above stated purposes shall be construed both as purposes and powers, and the enumeration of specific purposes or powers at any place in these Articles shall not be held to limit or restrict in any manner the general powers and privileges which the corporation has under the Indiana General Corporation Act or which it may have under the present or future laws of the State of Indiana.

3. The period during which it is to continue as a reorganized corporation Is perpetual.

4. The post office address of its principal office is 113 Monument Circle, Indianapolis (City) Marion (County) Indiana (State). The name of its resident agent is Howard S. Morse, 113 Monument Circle, Indianapolis (City) Marion (County) Indiana (State).

5. The Corporation is authorized to issue 2,800,000 shares of capital stock ("Capital Stock") which is divided into a class of common stock consisting of 2,500,000 shares having a par value of $7.50 each ("Common Stock") and a class of preferred stock consisting of 300,000 shares having a par value of $100 each ("Preferred Stock").

6. The Corporation shall have the right to acquire (by purchase or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Capital Stock or any other security of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana, including the right to purchase the Corporation's own shares, direct or indirect, to the extent of unreserved and unrestricted earned surplus available therefore and to the extent of unreserved and unrestricted capital surplus available therefore.

          The Board of Directors of the Corporation may dispose of, issue and sell

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     shares of Capital Stock in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of this Article and at such price or prices, either greater than, equal to or less than the par value thereof, and at such time or times and upon such terms and conditions as the Board of Directors of the Corporation shall determine. Shares of the Capital Stock may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any right on the part of the owners or holders of other stock of the Corporation of any class or kind to subscribe thereto by reason of their ownership of such other stock.

          Shares of Preferred Stock shall be issuable in series, having distinctive designations. The Board of Directors of the Corporation shall determine whether shares of Preferred Stock shall be issued as a part of a preexisting series or as a part of a new series. To the extent not fixed by the provisions of these Articles of Incorporation and, subject to the limitations set forth herein and in The Indiana general Corporation Act, as amended, the Board of Directors of the Corporation, shall, by resolution or resolutions adopted prior to the issuance of any shares thereof, determine the relative rights, preferences, limitations and restrictions of each such series of Preferred Stock, including without limitation the authority to
     (a) determine the dividend rate and the redemption price for the shares of such series, (b) provide terms for the redemption of the shares of such series and the establishment of a sinking fund, if any, and (c) provide terms, conditions and a ratio of exchange, or the method of determining a ratio of exchange, upon which the shares of such series may be converted into shares of any other class of stock of the Corporation. Each share of each series of Preferred Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series.

          Outstanding shares of each series of Preferred Stock shall be entitled to receive cumulative preferred dividends from and after the date of issue thereof, but such shares of Preferred Stock shall not receive any dividend other than the cumulative preferred dividend. The cumulative preferred dividend with respect to each series of Preferred Stock shall be payable quarterly on such dates as are fixed by the Board of Directors in the resolutions adopted prior to the issuance of shares of such series or, if not so fixed, shall be payable quarterly on the first days of January, April, July and October of each year. To the extent permitted by the laws of the State of Indiana, dividend distributions may be made out of unreserved and unrestricted earned surplus and out of capital surplus. No dividends shall be declared or paid at any time upon any shares of the Common Stock of the Corporation unless and until all dividends upon the Preferred Stock then accumulated, or accrued, and unpaid, have been declared and have been paid in full, or a sum sufficient for payment thereof shall have been set aside for that purpose from the Corporation's capital surplus or unreserved and unrestricted earned surplus.

          Outstanding shares of Preferred Stock of any one or more or of all series

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     shall be subject to redemption at the option of the Corporation by resolution of its Board of Directors at such redemption price as shall have been fixed by the Board of Directors with regard to each such series at or before the time of issue of any shares thereof, together with all dividends accumulated for accrued and unpaid to the date of redemption. Not less than thirty (30) days' notice of a call and redemption pursuant to this paragraph shall be given by mail to each holder of record of shares so called at his Post Office address appearing upon the books of the Corporation, but failure on the part of any holder of such stock to receive such notice shall not render any such redemption invalid or ineffectual. Upon the date fixed for redemption, payment for the shares redeemed shall be made to the holders of record at the office of the Corporation in the City of Indianapolis and/or in such other place as may be determined by the Board of Directors and specified in the notice, upon presentation and surrender of their stock certificates, duly endorsed for transfer.

          In any application, in liquidation, which shall be made of the funds and assets of the Corporation or any part thereof to the repayment of its outstanding shares of Capital Stock (other than by redemption or purchase as otherwise provided in this Article) or in any distribution on account thereof whether voluntary or involuntary, holders of Preferred Stock shall be entitled to be paid in full from the assets of the Corporation the par value of their shares and all accumulated or accrued and unpaid dividends thereon before any payment shall be made to the holders of the Common Stock, and thereafter, but not otherwise, the remaining assets of the Corporation shall be distributed pro rata among the holders of the Common Stock.

          It shall not be necessary to secure any action or consent to the holders of Preferred Stock to mortgage or convey any of the property of the Corporation.

          When payment of the consideration for which a share of Capital stock was authorized to be issued shall have been received by the Corporation, said share shall be deemed to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments.

7. Except as otherwise provided in The Indiana General Corporation Act, as amended, each share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings upon all questions including merger, consolidation and the sale of all or substantially all of the assets of the Corporation.

          Except as otherwise provided in The Indiana General Corporation Act, as amended, each share of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote on such matters, but only such matters, as the holders of Preferred Stock are entitled to vote on under the provisions of this Article 7. Except as hereinafter expressly set forth in this Article 7 or as required by The Indiana General Corporation Act, as emended,

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     shares of Preferred Stock shall not confer any voting rights or powers upon the holders thereof.

          In the event that the Corporation shall default in the payment of preferred dividends to the extent that two quarterly dividends on any series of Preferred Stock shall be cumulated and unpaid, or default in any mandatory sinking fund obligation to the extent that any mandatory sinking fund payment with respect to any series of Preferred Stock shall not be paid when due, then, so long as such default of defaults shall continue, the holders of all series of Preferred Stock, voting as a class, shall have the power and right to elect one-third in number, of the members of the Board of Directors of the Corporation at each shareholders' meeting at which directors are to be elected and which is held during the continuance of such default or defaults.

          So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote as a class at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of all series of Preferred Stock then outstanding, amend the Articles of Incorporation or enter into any consolidation or merger in which the Corporation is not the survivor, if such action or actions would have the effect of (a) creating or authorizing any class of stock ranking prior to the Preferred Stock, or (b) changing any of the express terms or conditions of the Preferred Stock in a manner prejudicial to the holders thereof.

8. The number of directors of this corporation shall be thirteen (This must be an exact number and cannot be stated in the alternative.

9. The names and addresses of the first board of directors of the reorganized corporation are as follows:

     C. H. Geist, 123 S. Broad Street, Philadelphia, Pennsylvania
     H. S. Schutt, 123 S. Broad Street, Philadelphia, Pennsylvania
     Van Horn Ely, Jr., 123 S. Broad Street, Philadelphia, Pennsylvania
     C. H. Weak, 123 S. Broad Street, Philadelphia, Pennsylvania
     J. A. Slattery, 123 S. Broad Street, Philadelphia, Pennsylvania
     H. S. Morse, 113 Monument Circle, Indianapolis, Marion, Indiana
     F. C. Jordan, 113 Monument Circle, Indianapolis, Marion, Indiana
     W. C. Mabee, 113 Monument Circle, Indianapolis, Marion, Indiana
     E. C. Leible, 113 Monument Circle, Indianapolis, Marion, Indiana
     H. E. Jordan, 113 Monument Circle, Indianapolis, Marion, Indiana
     E. C. Schwier, 113 Monument Circle, Indianapolis, Marion, Indiana
     C. Blank, 113 Monument Circle, Indianapolis, Marion, Indiana
     C. W. Winkle, 113 Monument Circle, Indianapolis, Marion, Indiana

10. (Any other provision, consistent with the laws of this state, for the regulation of

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     the business and conduct of the affairs of the corporation, and creating, defining, limiting or regulating the powers of the corporation, of the directors or of the shareholders or any class or classes of shareholders.)

     Indicate here:

          The Company shall have the power and right to take, acquire, condemn and appropriate land, real estate, or any interest, therein, for carrying out its purposes, objects and business, all as is provided by the laws of the State of Indiana and is particularly provided in Chapter 218 of the Acts of the General Assembly of Indiana of 1929.

          Any officer elected or appointed by the Board of Directors or by the stockholders, or any director of the corporation, may be removed at any time, with or without cause, in such manner as shall be provided in the By-Laws of the corporation.

          Except as otherwise provided by the statutes and laws of the State of Indiana, no contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers, of such other corporation; and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist by reason of contracting with the corporation in which he may be in anywise interested.

          All meetings of the stockholders may be held, pursuant to the provisions of the Indiana General Corporation Act, at the office of the corporation, or at such other convenient place within or without the State of Indiana as may be authorized by the provisions of the corporation's By-Laws.

          The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Indiana General Corporation Act or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and powers conferred hereby on stockholders, directors and officers are subject to this reserve power.

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11.  Section 1. To the extent not inconsistent with Indiana Law as in effect from time to time, every person (and the heirs, executors and administrators of such person ) who is or was a director or officer of the Corporation shall in accordance with the provisions of this Article 11 be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (i) if such director or officer is wholly successful with respect thereto or (ii) if not wholly successful then if such director or officer is determined, as provided in Section 5 of this Article 11 to have acted in good faith, in what he reasonably believed to be in the best interests of the Corporation and, in addition, with respect to any criminal action or proceeding is determined to have had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, settlement (Whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section.

     Section 2. The term "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, or threat thereof, in which a director or officer of the Corporation (or his heirs, executors or administrators) may become involved, as a party or otherwise:

          (a) by reason or his being or having been a director or officer of this Corporation, or of any subsidiary corporation of this Corporation, or of any other corporation in which he served as such at the request of this Corporation and of which this Corporation directly or indirectly is a stockholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which, it is any way interested, or

          (b) by reason of his acting or having acted in any capacity in a partnership, association, trust or other organization or entity where he served as such at the request of the Corporation, or I by reason or any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

     Section 3. The terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amount of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a director or officer, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase of sale of securities of the Corporation.

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     Section 4. The term "wholly successful" shall mean (i) termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, or a settlement of any action, suit or proceeding, or (iii) the expiration of a reasonable period of time after the making of any claim or period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement.

     Section 5. Every person claiming indemnification under Section 1 of this
     Article 11 (other than one who has been wholly successful with respect to any claim, action, suit or proceeding) shall be entitled to indemnification
     (i) if special independent legal counsel, other than regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the Referee), shall deliver to the Corporation the Referee's written finding that such director or officer has met the standards of conduct set forth in such Section and (ii) if the Board of Directors, acting upon such written finding, so determines. The person claiming indemnification shall, at the request of the Referee, appear before the Referee and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification. The Corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant to the Referee's finding which are within the possession or control of the Corporation.

     Section 6. The rights of indemnification provided in this Article 11 shall apply to claims, actions, suits or proceedings based upon acts or omissions occurring before or after adoption of this Article 11 and shall be in addition to any rights to which any such director or officer may otherwise be entitled. Irrespective of the provisions of this Article 11, the Board of Directors may, at any time and from time to time, approve indemnification of directors, officers, employees or other persons to the full extent permitted by the provisions of the Indiana General Corporation Act at the time in effect, whether on account of past or future transactions.

     Section 7. Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article 11.